EXHIBIT 12



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



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Twelve Months to September 30                                            1997
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Earnings:
  Net income................................................         $302,988
  Add income taxes..........................................          152,467
                                                                     ________
    Income before income taxes..............................          455,455
  Distributed income from unconsolidated investees,
    less equity in earnings thereof.........................           (1,731)

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    Subtotal................................................          453,724
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  Add fixed charges:
    Interest on long-term debt, including amortization
      of debt discount and expense less premium.............          105,982
    Other interest expense..................................            7,126
    Portion of rentals deemed to be representative
      of the interest factor................................            9,196
    Fixed charges associated with 50% projects with debt....            2,041
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TOTAL FIXED CHARGES.........................................          124,345
                                                                     ________
TOTAL EARNINGS..............................................         $578,069
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RATIO OF EARNINGS TO FIXED CHARGES..........................             4.65
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